 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETRÓLEO BRASILEIRO S.A. - PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION – PETROBRAS (Translation of registrant’s name into English)	PETROBRAS GLOBAL FINANCE B.V. (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)

FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	THE NETHERLANDS (Jurisdiction of Incorporation or Organization)

Avenida Henrique Valadares, 28 – 19th floor 20241-030 – Rio de Janeiro – RJ, Brazil (Address of principal executive offices)	Weena 798C, 23rd floor 3014 DA Rotterdam The Netherlands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-283981 and 333-283981-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.125% Global Notes due 2030 (the “2030 Notes”)	New York Stock Exchange
6.250% Global Notes due 2036 (the “2036 Notes”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 12 through 28 of the Prospectus dated December 20, 2024 included in the Registration Statement on Form F-3 of Petrobras Global Finance B.V. (the “Company” or “PGF”) and Petróleo Brasileiro S.A.—Petrobras (“Guarantor” or “Petrobras”) (Registration Nos. 333-283981 and 333-283981-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PGF’s Debt Securities”, “Description of the Notes” and “Description of the Guaranty” on pages S-14 through S-15, S-20 through S-32 and S-33 through S-39, respectively, of the related Prospectus Supplement of the Company and the Guarantor, dated September 3, 2025, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus dated as of December 20, 2024, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on December 20, 2024 (Registration Nos. 333-283981 and 333-283981-01).

99 (B). Prospectus Supplement dated as of September 3, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 3, 2025.

99 (C). Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 28, 2018, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2018 (Registration Nos. 333-283981 and 333-283981-01).

99 (D). Guaranty for the 2030 Notes dated as of September 10, 2025, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (E). Seventh Supplemental Indenture dated as of September 10, 2025, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (F). Form of 5.125% Global Notes due 2030 incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (G). Guaranty for the 2036 Notes dated as of September 10, 2025, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (H). Eighth Supplemental Indenture dated as of September 10, 2025, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (I). Form of 6.250% Global Notes due 2036 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS
(Registrant)

By:	/s/ Guilherme Rajime Takahashi Saraiva
Name: Guilherme Rajime Takahashi Saraiva
Title: Attorney in Fact

By:	/s/ Lucas Tavares de Mello
Name: Lucas Tavares de Mello
Title: Attorney in Fact

PETROBRAS GLOBAL FINANCE B.V.
(Registrant)

By:	/s/ Guilherme Rajime T. Saraiva
Name: Guilherme Rajime T. Saraiva
Title: Managing Director A

By:	/s/ Cesar dos Reis Rosa
Name: Cesar dos Reis Rosa
Title: Managing Director B

Date: September 10, 2025

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated as of December 20, 2024, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on December 20, 2024 (Registration Nos. 333-283981 and 333-283981-01).

99 (B).	Prospectus Supplement dated as of September 3, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 3, 2025.

99 (C).	Indenture between the Company and The Bank of New York Mellon (the “Trustee”) dated as of August 28, 2018, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company and the Guarantor filed on August 29, 2018 (Registration Nos. 333-283981 and 333-283981-01).

99 (D).	Guaranty for the 2030 Notes dated as of September 10, 2025, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (E).	Seventh Supplemental Indenture dated as of September 10, 2025, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.3 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (F).	Form of 5.125% Global Notes due 2030 incorporated by reference to Exhibit 4.5 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (G).	Guaranty for the 2036 Notes dated as of September 10, 2025, between the Guarantor and the Trustee, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (H).	Eighth Supplemental Indenture dated as of September 10, 2025, among the Company, the Guarantor and the Trustee, incorporated by reference to Exhibit 4.4 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.

99 (I).	Form of 6.250% Global Notes due 2036 incorporated by reference to Exhibit 4.6 of the Report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025.